Exhibit 99.1

Headquarters
3000 Riverchase Galleria
Suite 1700
Birmingham, AL 35244 USA

www.walterenergy.com

Press Release

Walter Energy Announces Date of Third Quarter 2012 Earnings Conference

Call Webcast and Comments on Preliminary Third Quarter 2012 Results

BIRMINGHAM, Ala. — October 11, 2012 — Walter Energy Inc. (NYSE: WLT) (TSX: WLT), the world’s leading, publicly traded “pure-play” producer of metallurgical (met) coal for the global steel industry, today provided comments on its preliminary third quarter 2012 results and announced that it will release its third quarter 2012 earnings results after the market closes on Monday, November 5, 2012, and will conduct a conference call to be broadcast live via the Internet on Tuesday, November 6, 2012.

When:	Tuesday, November 6, 2012 - 8 a.m. CDT / 9 a.m. EDT

How/Where:	Live via the Internet at www.walterenergy.com

Length:	Approximately one hour

The webcast will be archived for at least 30 days at www.walterenergy.com.

Production Outlook

Walter Energy expects met coal production to be 3.3 million metric tons (MMTs) for the third quarter 2012, up 14% percent from 2.9 million MMTs in the second quarter 2012.

Sales Volume and Price

Third quarter 2012 met coal sales volume is expected to be approximately 2.6 MMTs, down from 2.8 MMTs in second quarter 2012. Reflecting current trends in global coal markets, Walter Energy’s met coal prices for the third quarter 2012 are expected to average approximately $198 per MT for hard coking coal (includes low-vol, mid-vol and a small proportion of high-vol) as compared with $201 in the second quarter 2012, inclusive of the impact of previously priced carryover tons. The third quarter price for low-vol PCI is expected to be $163 per MT, inclusive of the impact of previously priced carryover tons as compared with $164 per MT in the second quarter 2012.

About Walter Energy

Walter Energy is the world’s leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,400 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2011 Annual Report on Form 10-K and subsequent filings with the SEC, which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

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Contact:

Paul Blalock

Vice President, Investor Relations

205.745.2627

paul.blalock@walterenergy.com